Exhibit 10.82

INLAND REAL ESTATE INCOME TRUST, INC.
DIRECTOR DEFERRED COMPENSATION PLAN

FORM OF DEFERRED COMPENSATION ELECTION

– ELIGIBLE STOCK COMPENSATION

This DEFERRED COMPENSATION ELECTION (this “Election”) is made between Inland Real Estate Income Trust, Inc., a Maryland corporation (the “Company”), and  ___________________________________, a non-employee member of the Company’s Board of Directors (“Director”), under and pursuant to the Inland Real Estate Income Trust, Inc. Director Deferred Compensation Plan (as amended and/or restated, the “Plan”). Unless otherwise noted, capitalized terms used but not defined herein shall have the meanings assigned to them in the Plan.

1. DEFERRAL ELECTION.  Pursuant to and in accordance with this Election, Director hereby elects to defer payment of his or her Eligible Stock Compensation, in the percentages designated below, for calendar year 2017, and, except as indicated below and unless a new Election is made in a timely manner in accordance with the requirements of Section 409A, to all future calendar years (each, an “Applicable Calendar Year”).

☐	_____% of automatic grants of Restricted Shares pursuant to Section 6.1 of the Restricted Share Plan (“Automatic Grants”); and
☐	_____% of any Restricted Shares awarded to Director under the Restricted Share Plan other than Automatic Grants (“Other Grants”).
_____

Except to the extent that Director initials here, this Election will apply to Eligible Stock Compensation for calendar year 2017 and for all future calendar years, without the requirement that Director make a new Election, unless changed in a timely manner in accordance with the requirements of Section 409A.

By completing this Election, Director hereby acknowledges that if he or she wishes to modify the Election as to any Eligible Stock Compensation with respect to future calendar years, he or she will need to make a new Election by completing another Election and submitting it to the Board on or before the Election Deadline for such Applicable Calendar Year within the time period permitted under Section 409A.

2. ELECTION DEADLINE.  In accordance with Article II of the Plan, this Election must be completed by Director and returned to the Company no later than December 31 of the year preceding the Applicable Calendar Year (the “Election Deadline”); provided, that, if Director is newly eligible to participate in the Plan, as determined by the Board, the Election Deadline may be extended to the 30th day after Director first becomes eligible to participate in the Plan, provided that such Election shall only apply to Eligible Stock Compensation earned from and after the date of such Election. An Election by Director as to any Applicable Calendar Year shall become irrevocable as of the Election Deadline.

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Exhibit 10.82

3. DELIVERY.  Amounts deferred under the Plan and this Election will be delivered to Director in the form of Restricted Share Units granted under the Restricted Share Plan, in respect of a number of Shares equal to the number of Restricted Shares that would have otherwise been awarded in respect of the underlying Eligible Stock Compensation, in accordance with the Plan.  The Restricted Share Units shall be subject to the terms and conditions set forth in a Restricted Share Unit Award Agreement between Director and the Company, under and pursuant to the Restricted Share Plan.  Restricted Share Units shall become vested and payable in accordance with the terms of the applicable Award Agreement, consistent with the Plan and this Election.

4. PAYMENT.

(a)TIME OF PAYMENT.  The Restricted Share Units, to the extent vested, shall be settled and paid to Director upon the earliest to occur of the following events, except, in the case of any of clauses (ii), (iii) or (iv), as otherwise indicated by Director below:

(i)_____________ [specified calendar year  / quarter / month / date];

(ii)Director’s death or “disability” (within the meaning of Section 409A), except to the extent that Director shall initial here:  _____;

(iii)A “change in control event” (within the meaning of Section 409A), except to the extent that Director shall initial here:  _____; and

(iv)Director’s “separation from service” (within the meaning of Section 409A), except to the extent that Director shall initial here:  _____.

(b)FORM OF PAYMENT.  On the applicable payment date, except as otherwise determined by the Board consistent with the Plan, the Director will receive one (1) Share for each vested Restricted Share Unit.

5. DESIGNATION OF BENEFICIARY. Director may from time to time, by completing and signing a form furnished by the Company, designate any person or persons, who may be designated concurrently, contingently or successively, Director’s estate, or any trust or trusts created by Director, to receive amounts which are payable under this Election to Director’s designated beneficiary or beneficiaries. Each beneficiary designation shall revoke all prior designations and will be effective only when filed in writing with the Board. If Director fails to designate a beneficiary or if a beneficiary dies before the date of Director’s death and no contingent beneficiary has been designated, then the amounts which are payable as aforesaid shall be paid to Director’s estate or other successor in interest.

6. ADMINISTRATION. This Election shall be construed, interpreted and administered in accordance with the terms set forth in Article VI of the Plan.

7. AMENDMENT. Director’s Election shall be irrevocable as of the Election Deadline.  This Election may be amended prior to the Election Deadline by written agreement of the Company and Director.  The Election may not be amended after the Election Deadline, except as otherwise permitted without adverse consequences under Section 409A and then only by written agreement of the Company and Director.

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Exhibit 10.82

8. TERMINATION. This Election shall terminate upon the earlier of (a) Director’s delivery to the Board of a written notice of termination prior to the Election Deadline, or (b) termination of the Plan in a manner permitted without adverse consequences under Section 409A.

9. MISCELLANEOUS.

(a) CONTINUED SERVICE AS A DIRECTOR. This Election does not give Director any right to be retained in the service of the Company or any of its subsidiaries.

(b) PLAN PROVISIONS INCORPORATED BY REFERENCE. All of the applicable terms and restrictions of the Plan and the Restricted Share Plan are hereby incorporated by reference, and shall have the same force and effect as if they were separately restated herein.

(c) HEADINGS. All captions or headings contained herein are for convenience only and shall not be deemed part of the Election.

(d) GOVERNING LAW. This Election shall be governed and construed in accordance with the laws of the State of Maryland (regardless of the law that might otherwise govern under applicable principles of conflict of laws).

(e) ENTIRE ELECTION. This Election contains the entire understanding of the parties and all prior representations, promises or statements are merged herein.

(f) BINDING ELECTION. This Election shall be binding upon and inure to the benefit of the Company, its successors and assigns, and Director and Director’s heirs, executors, administrators and legal representatives.

(g) SECTION 409A.  Without limitation on Article VIII of the Plan (which is hereby incorporated herein as if set forth herein), Director understands that the Plan and this Election are intended to comply with Section 409A and that it will be interpreted accordingly. However, Director also understands that in no event whatsoever shall the Company be liable for any additional tax, interest or penalty that may be imposed on Director as a result of Section 409A or any damages for failing to comply with Section 409A. Neither party, individually or in combination, may impermissibly accelerate or defer the timing of any payment that constitutes “non-qualified deferred compensation” pursuant to Section 409A, this Election, and the Plan, and no amount shall be paid prior to the earliest date on which it is permitted to be paid under Section 409A and this Election.  Whenever a payment pursuant to this Election may be paid within a specified period, the actual date of payment within the specified period shall be within the Company’s sole discretion.

[Signature page follows]

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Exhibit 10.82

IN WITNESS WHEREOF, Director has duly executed this Election, and the Company has caused this Election to be executed by its duly authorized corporate officer, all effective as of the date set forth below.

DIRECTOR

By:

Name:

Date:

ACCEPTED AND ACKNOWLEDGED:

INLAND REAL ESTATE INCOME TRUST, INC.

By:
Name:
Its:

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